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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(No. 333-67379) on Form S-8 pertaining to the Crown Castle International Corp. 401(k) Plan of our report dated June 18, 2001, with respect to the financial statements of the Crown Castle International Corp. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000, and the period from May 1, 1999 (date of inception), to December 31, 1999.


                                        /s/ KPMG LLP


Pittsburgh, Pennsylvania
June 28, 2001

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